UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)  November 16, 2011

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severn Bancorp Inc., (NASDAQ: SVBI) (“Bancorp”) parent company of Severn Savings Bank, FSB (the “Bank”), today announced the appointment of Thomas G. Bevivino to the position of Chief Operating Officer, subject to the approval of the Federal Reserve Bank of Richmond and the Office of the Comptroller of the Currency, Bancorp’s and the Bank’s primary regulators.   Mr. Bevivino will also remain as acting Chief Financial Officer until a replacement has been identified.  This will allow for a smooth transition period for customers, shareholders and employees until a new Chief Financial Officer has been brought on board.

Mr. Bevivino, age 56, joined Bancorp in August 2004 as Controller, and has served as the Chief Financial Officer since July 1, 2005.  He serves in the same capacity for the Bank.  Mr. Bevivino was a financial consultant from 2002 until 2004, and served as Chief Financial Officer of Luminant Worldwide Corporation from 1999 until 2002

A copy of the press release announcing Mr. Bevivino’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:
 99.1     Press Release of Severn Bancorp, Inc., dated November 16, 2011 announcing appointment of Thomas G. Bevivino as Chief Operating Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: November 16, 2011	By: /Alan J. Hyatt/
Alan J. Hyatt, President